Exhibit 99(a)(5)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
SangStat Medical Corporation
at
$22.50 Net Per Share
by
Swift Starboard Corporation
a wholly-owned subsidiary of
Genzyme Corporation

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 10, 2003, UNLESS THE OFFER IS EXTENDED.

        August 13, 2003

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated August 13, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Swift Starboard Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Genzyme Corporation, a Massachusetts corporation ("Genzyme"), to purchase all outstanding shares of common stock, par value $0.001 per share, of SangStat Medical Corporation, a Delaware corporation ("SangStat"), including all preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of August 14, 1995, by and between SangStat and Equiserve Trust Company, N.A., as amended from time to time (together, the "Shares"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of SangStat from the Chairman of the Board, President and Chief Executive Officer of SangStat accompanied by SangStat's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender all or any of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

           1.  The offer price is $22.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

           2.  The Offer is being made for all outstanding Shares.

           3.  The Offer is being made pursuant to the Agreement and Plan of Merger dated as of August 4, 2003 (the "Merger Agreement"), among Genzyme, the Purchaser and SangStat pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into SangStat, with the surviving entity becoming a wholly-owned subsidiary of Genzyme (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Genzyme, the Purchaser, SangStat or stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Genzyme, any wholly-owned subsidiary of Genzyme, or Genzyme and one or more wholly-owned subsidiaries of Genzyme, but no such assignment shall relieve the Purchaser of its obligations under the Merger Agreement.

           4.  The Board of Directors of SangStat unanimously recommends that the stockholders of SangStat accept the Offer and tender their Shares pursuant to the Offer and that the stockholders of SangStat adopt the Merger Agreement, if such adoption is required. The Board of Directors of SangStat, by a unanimous vote, (1) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and declared that the Merger Agreement is advisable and (2) determined that the terms of the Offer and the Merger are fair to, and in the best interests of, SangStat and its stockholders.

           5.  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 10, 2003 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

           6.  The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with any Shares owned by Genzyme, the Purchaser and Genzyme's other subsidiaries, represents more than 50% of the total number of Shares then outstanding on a fully-diluted basis, (b) the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the expiration or termination of the applicable waiting period under Germany's Act Against Restraints of Competition, and (d) any clearances or approvals required under applicable pre-merger notification laws or regulations of other foreign jurisdictions having been obtained. The Offer is also subject to other conditions described in the Offer to Purchase. The Offer is not conditioned upon Genzyme or the Purchaser obtaining funding.

           7.  Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

           8.  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the sale of Shares to the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender all or any of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) the certificates for such Shares, together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, and any required signature guarantees, or (b) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 2 of the Offer to Purchase, a Book-Entry Confirmation (as defined in the Offer to Purchase) and either a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) and any other required documents. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
OF
SANGSTAT MEDICAL CORPORATION

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Swift Starboard Corporation, dated August 13, 2003 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, of SangStat Medical Corporation, a Delaware corporation ("SangStat"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of August 14, 1995, by and between SangStat and Equiserve Trust Company, N.A., as amended from time to time (together, the "Shares").

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered:*	Shares

Signature(s)

Please Type or Print Name(s)

Type or Print Address(es)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

Dated:	, 2003

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.